October 16, 1997
To the Shareholders and Board of
Directors of.Global Partners Income
Fund Inc.

In planning and performing our audit
of the financial statements of Global
Partners Income Fund Inc. (the "Fund")
for the year ended August 31, 1997, we
considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities.
Generally, control activities that are
relevant to an audit pertain to the
entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use or disposition.Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters
involving internal control, including
control activities for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of August 31, 1997.This report is
intended solely for the information
and use of management and the Board
of Directors of the Fund and the
Securities and Exchange Commission.


PRICE WATERHOUSE LLP